                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 15, 1999 included in this Amendment 1 to Form 10-K for the year ended December 31, 1998, into the Company's previously filed registration statements on Form S-8 (File Nos. 33-24043, 333-29843, 333-29851, 333-29857,
333-29855, 333-38433, 333-70245, 333-82645, and 333-82647).




                                             ARTHUR ANDERSEN LLP


Chicago, Illinois
December 23, 1999